                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Monthly Payment Series--531, Defined Asset
Funds

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 33-49757 of our opinion dated September 22, 1995 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headin g 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
November 8, 1995